UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): MAY 5, 2025

RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2333 Ponce de Leon Blvd., Suite 700		33134
Coral Gables,	Florida	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	R	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of Ryder System, Inc. (the "Company"), held on May 2, 2025, our shareholders voted as indicated below on the following proposals. All proposals passed, and each director nominee was re-elected.

Proposal 1 - Election of eleven directors for a one-year term of office expiring at the 2026 Annual Meeting.

Nominees	For	Against	Abstain
Robert J. Eck	30,611,595	5,036,271	70,758
Robert A. Hagemann	35,474,440	171,933	72,251
Michael F. Hilton	33,454,600	2,190,197	73,827
Tamara L. Lundgren	33,907,570	1,729,520	81,534
Luis P. Nieto, Jr.	34,093,476	1,548,535	76,613
David G. Nord	35,597,571	48,125	72,928
Robert E. Sanchez	33,336,586	2,311,056	70,982
Abbie J. Smith	34,106,368	1,539,568	72,688
E. Follin Smith	33,755,688	1,875,875	87,061
Dmitri L. Stockton	35,458,908	181,818	77,898
Charles M. Swoboda	34,719,093	921,526	78,005

Proposal 2 - Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered certified public accounting firm for the 2025 fiscal year.

For	Against	Abstain
37,864,758	1,258,634	91,459
Proposal 3 - Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain
35,105,828	509,362	103,434

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2025	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Robert D.Fatovic
	Name:	Robert D. Fatovic
	Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary